Exhibit 10.44

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of June 2, 2004 (the “Effective Date”), by and between WATER GARDEN COMPANY, L.L.C., a Delaware limited liability company (“Landlord”), and SPECIALTY LABORATORIES, INC., a California corporation (“Tenant”).

1.              Recitals.

1.1          Lease.  Landlord and Tenant are parties to that certain Office Lease dated as of January 12, 2004 (the “Lease”) for Premises located in the Building and the Project (all as defined in the Lease), all as more particularly described in the Lease.  All terms defined in the Lease shall have the same meanings when used in this Amendment, unless a different meaning is clearly expressed herein.

1.2          Amendment.  The parties hereto desire to amend the Lease to modify certain termination rights of Tenant and to otherwise amend the Lease on the terms and conditions set forth herein.

2.              Termination Option.

2.1          Amendment of Dates.  As of the Effective Date, (a) the Early Termination Date of September 1, 2004 in Article 2 of the Lease is amended and restated as November 1, 2004, and (b) the final notice date of June 1, 2004 in Article 2 of the Lease is amended and restated as August 1, 2004.

2.2          Amendment of Base Rent.  For the calendar months of September, 2004 and October, 2004, Tenant shall pay as Base Rent the amount of One Hundred Ten Thousand Eight Hundred Fifty-Two and 13/100 Dollars ($110,852.13) in lieu of the amount set forth in Section 6 of the Summary of Basic Lease Information.  Base Rent for all other months of the Lease Term shall remain as stated in the Summary and are not affected by this Amendment.

3.              Landlord’s Fees.

Tenant shall pay all of Landlord’s actual, reasonable out-of-pocket attorneys’ fees arising from the preparation and execution of this Amendment, within ten (10) days of Tenant’s receipt of an invoice therefor from Landlord.

4.              Any Prior Election Rescinded.

The parties agree that upon the mutual execution and delivery of this Amendment by each of Landlord and Tenant, any election of the Termination Option by Tenant dated prior to the Effective Date shall be rescinded and of no further force and effect.  In conjunction therewith, in the event that Landlord received the Termination Fee from Tenant, then Landlord shall refund any such Termination Fee to Tenant within five (5) days of the Effective Date, without any interest thereon or owing with respect thereto.

5.              Miscellaneous.

5.1          Lease Ratified.  Except as specifically amended or modified herein, each and every term, covenant, and condition of the Lease, as amended, is hereby ratified and shall remain in full force and effect.

5.2          Lease Provisions Incorporated.  The following Sections of the Lease are incorporated herein as if fully set forth herein, substituting the term “Amendment”, as a reference to this Amendment, for the term “Lease”:  29.4, 29.5, 29.6, 29.7, 29.8, 29.15 and 29.16.

5.3          Counterparts.  This Amendment may be executed in any number of counterparts, each complete set of which, when taken together, shall constitute a single fully executed original Amendment.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

“Landlord”:

WATER GARDEN COMPANY L.L.C.,
a Delaware limited liability company

By:	/s/ HILARY SPANN
Hilary Spann
Vice President

“Tenant”:

SPECIALTY LABORATORIES, INC.,
a California corporation

By:	/s/ NICHOLAS R. SIMMONS
	Its:	General Counsel

By:
Its: